                                   EX 10.73.2

      ASSIGNMENT AND ASSUMPTION AGREEMENT


     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, made and entered into this 30th day of December
1997, between WEGMAN FAMILY LLC, a New York limited liability company with an office at 550
Latona Road, Bldg. A, Rochester, New York 14626
("Assignor") and  PAINTED POST PARTNERS,  a
Washington General Partnership with an office at 3131 Elliott Avenue, Suite 500, Seattle
Washington 98121 ("Assignee").

                  WITNESSETH:

That Assignor for ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby conveys, grants, bargains, seeks, transfers, sets over, assigns and delivers to Assignee all of its rights, title and interest in, to and under that contract dated December 12, 1996, for the purchase of certain real estate from June Fagerstrom, said real estate being situate in Lakewood, New
York, containing sixteen and one half (16.5) acres located at 200 Southwest Drive (the
"Contract"), a true and correct copy of the same being attached hereto as Exhibit "A".

     TO HAVE AND TO HOLD unto Assignee and its successors and assigns to its and their own use and benefit forever.

     In connection with the assignment and
assumption provided fore herein and as a material inducement to Assignee to enter into this Agreement, Assignor does hereby represent and warrant to Assignee as follows:

1. The Contract is in full force and effect and has been amended only as set forth in Exhibit "B".
2.   Neither Assignor nor any other party to
  the Contract is in default in its obligations thereunder nor does any event or circumstance exist as of the date hereof which with the giving of notice or the passage of time or both would constitute a default thereunder.
3.   None of the conditions to closing set
  forth in the contract has been waived by Assignor except those described in Exhibit "B".
4.   Execution, delivery and performance are
  within Assignor's powers and have been duly authorized and are not in contravention of articles, bylaws or any other undertaking to which Assignor is a party or by which it is bound.

     Assignee hereby expressly assumes the
  obligations and duties of Assignor, from and after the date hereof, pursuant to said
  Contract and agrees to perform the same as and when due in accordance with and subject to the terms and conditions of such Contract.

     This Assignment is made without recourse and without any expressed or implied representation or warranty whatsoever except those representations and warranties set fourth herein.

     This agreement may be executed in
  counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption
  Agreement as of the date first above written.

                    ASSIGNOR:

                    WEGMAN FAMILY LLC

                    By:  /s/ Philip R. Wegman
                           --------------------
  ----------------
                           Philip R. Wegman,
  Manager

                    ASSIGNEE:

                    PAINTED POST PARTNERS

                    By:  /s/ Raymond R.
  Brandstrom
                            -------------------
  -------------------
                    Name:  Raymond R.
  Brandstrom
                    Title:  Partner

                    By:  /s/ Daniel R. Baty
                           --------------------
  ------------------
                    Name:  Daniel R. Baty
                    Title:  Partner